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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                        HOUSTON INDUSTRIES INCORPORATED
              (FORMERLY KNOWN AS HOUSTON LIGHTING & POWER COMPANY)
             (Exact name of registrant as specified in its charter)

                  TEXAS                                 74-0694415
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

        HOUSTON INDUSTRIES PLAZA
         1111 LOUISIANA STREET
             HOUSTON, TEXAS                               77002
 (Address of principal executive offices)               (Zip Code)

          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please
check the following box.                                                  [x]


          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.                     [ ]


Securities to be registered pursuant to Section 12(b) of the Act:


                                           Name of each exchange on which
Title of each class to be so registered    each class is to be registered
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        7% AUTOMATIC COMMON
   EXCHANGE SECURITIES DUE 2000                NEW YORK STOCK EXCHANGE


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The class of securities to be registered hereby is the 7% Automatic Common Exchange Securities due 2000 (the "Securities") of Houston Industries Incorporated, a Texas corporation (formerly known as Houston Lighting & Power Company) (the "Company").

          A description of the Securities is contained under the caption "Description of the Securities" in the Prospectus filed with the Securities and Exchange Commission (the "Commission") by Houston Industries Incorporated, a Texas corporation and predecessor of the Company, on July 10, 1997, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

ITEM 2.   EXHIBITS

          The following exhibits are filed with the Commission and the New York Stock Exchange, Inc.:

     1. Form of Indenture governing the Securities between the Company and The First National Bank of Chicago (incorporated by reference to Exhibit
          4.1 to the Company's Registration Statement on Form S-3 (Registration No. 333-30443)).

     2.   Form of Securities (included in Exhibit 1).

     3. Description of the Securities on pages 21 through 31 of the Prospectus filed with the Commission on July 10, 1997, which is incorporated herein by reference.

                                       2
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         HOUSTON INDUSTRIES INCORPORATED



Date:  August 7, 1997                    By: /s/ Marc Kilbride
                                             --------------------------------
                                             Marc Kilbride
                                             Treasurer